UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously reported, on July 10, 2025, Maison Solutions Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last 30 consecutive business days, the bid price for the Company’s Class A common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). On January 7, 2026, at the Company’s request, the Nasdaq staff issued a letter confirming that the Company is eligible for an additional 180 calendar period, or until July 6, 2026, to regain compliance with the Minimum Bid Price Requirement.

The Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(2) if, at any time before July 6, 2026 (the “Extended Compliance Period”), the closing bid price for the Company’s Class A common stock is $1.00 per share or more for a minimum of ten consecutive business days.

The Company continues to actively monitor the bid price for shares of its Class A common stock and is considering all available options to resolve the deficiency prior to the expiration of the Extended Compliance Period, including a potential reverse split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2026	Maison Solutions Inc.

	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

2